Exhibit 5.1
February 11, 2011

Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California 93111-2310

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Superconductor Technologies Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus (the “Prospectus Supplements”), of up to an aggregate offering price of $80,000,000 or the equivalent thereof, of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), or warrants to purchase any of the securities described above (the “Warrants”) (the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the “Securities” and each a “Security”).
     We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vi) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any such
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Superconductor Technologies Inc.
February 11, 2011

definitive purchase, underwriting or similar agreement with respect to any Securities will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable; (ix) that the Warrants, and any purchase, underwriting or similar agreement with respect to the Warrants, will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation; (x) that each of the Warrants, and any purchase, underwriting or similar agreements with respect to any of the Securities, will be duly authorized, executed and delivered by the parties thereto and will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms; (xi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (xii) that the final form of all documents for the Securities will not have any material differences from those customarily used in transactions of this type; (xiii) that none of (A) the execution, delivery and performance of any of the Warrants or any purchase, underwriting or similar agreements with respect to any of the Securities, (B) the terms of any of the Securities to be established after the date hereof, (C) the issuance and delivery of the Securities or (D) compliance by the Company with the terms of such Securities will (I) violate any applicable law, rule or regulation to which the Company is then subject or the certificate of incorporation or the Company’s bylaws as then in effect, (II) result in a breach or default under any instrument or agreement then binding upon the Company or any of its properties or (III) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company; and (xiv) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.
     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
     1. With respect to any particular series of shares of Preferred Stock, when both (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred

Superconductor Technologies Inc.
February 11, 2011

Stock) provided for therein, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;
     2. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of Preferred Stock convertible into Common Stock, in accordance with the terms of such Preferred Stock providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable; and
     3. With respect to the Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent (if applicable), then the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or principles affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution; and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of

Superconductor Technologies Inc.
February 11, 2011

such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
     We express no opinion as to the applicability or effect of the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and the Federal securities laws of the United States of America.
     This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. This opinion is furnished to you in connection with the Registration Statement for the Securities, is solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

Very truly yours,
/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP